UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 20, 1999


                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)



       FLORIDA                      0-20356                 65-0158479
(State of other jurisdiction (Commission file no.) (IRS Employer ID Number) of incorporation)

       1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
                   (Address of principal executive offices)

Registrant's telephone number, including area code:  561-737-2227
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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

                  Inapplicable

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  Inapplicable

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  Inapplicable

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Inapplicable

ITEM 5.           OTHER EVENTS

                  A. $5,000,000 PRIVATE PLACEMENT. The Company has entered into an agreement with Connecticut Capital Markets, LLC to act as placement agent offering to accredited investors up to 50 Units at a purchase price of $100,000 per Unit on as best efforts basis. If the placement agent obtains the $5,000,000 investment, it may offer up to an additional 20 Units at $100,000 per Unit for a total investment of $7,000,000. Each Unit consists of a convertible debenture in the principal amount of $100,000 accruing interest at 10 percent and a warrant to purchase 50,000 shares of the Company's common stock. The Company is required to make its first interest payment on September 30, 2000 and semi-annually thereafter at a rate of 10 percent with the debentures maturing on September 30, 2002. The Company, at its option, may pay interest in shares of the Company's common stock. The number of shares paid is determined by dividing the interest payment by the average closing bid price of the Company's stock on the twenty days prior to the interest accrual date.

                  The debenture and any accrued interest may be initially convertible into the Company's common stock at 80 percent of the closing bid price of the Company's stock on the date the Company receives the investors' subscription funds but in no event less than $1.00 (the "Conversion Price").

                  If the Company's common stock is listed on a national market and is trading at two times the then applicable Conversion Price for the 22 consecutive trading days during the 30 day period prior to conversion, then the Company has the right to convert all or any portion of the debentures with any accrued interest into shares of the Company's common stock at the applicable Conversion Price.

                  The Company may also redeem the debentures with any accrued interest after providing 30 days notice to the debenture holders. If the average bid price of the Company's common stock during any 22 consecutive trading days during the 30 day period prior to the redemption is less than two times the applicable Conversion Price, then as a protective incentive, the holders of the debenture will be entitled for a period of six months after such redemption to purchase additional nonregistered shares of the Company's common stock at the Conversion Price in effect on the Redemption Date. For example, if the Conversion Price is a $1.20 and a holder's Unit ($100,000) plus accrued interest of $10,000 is redeemed by the Company and the Company's common stock during any 22 consecutive trading days during the 30 day period prior to the date of redemption is less than $2.40 then, in such event, the holder

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of the Debenture will be entitled during the six month period to purchase 91,667 of the Company's common stock at $1.20 per share.

                  The debentures will not be subordinated to any other debt obligations of the Company except secured debt obligations, existing and replacement revolving debt and non-convertible loans from lending institutions with over $500,000,000 in assets. The Company will be considered in default of its obligations under the debentures if it files for bankruptcy protection under the federal bankruptcy laws, enters into an agreement to sell all, or substantially all of its assets, defaults under the terms of the placement agency agreement, fails to use its reasonable best efforts to register with the Commission the shares of the Company's common stock issuable upon the exercise or conversion of the debentures or warrants within 90 days of the final closing of this offering (or fails to register such shares for any reason within one year of the final closing of this offering), fails to pay interest due on the debentures for 30 days or commits any other material default. If an event of default occurs, among other things, the interest rate on the debentures will increase to 14% until such default is cured.

                  If the Company implements a reverse stock split of 1:5, or multiple splits which aggregate more than 1:5, prior to the conversion of any of the debentures then the owners of the debentures and warrants shall be protected so that any debenture or warrant that are outstanding as of the effective date of the reverse stock split will be no greater than 1:5. If the Company issues common stock, or securities convertible into its common stock (other than pursuant to obligations existing on July 1, 1999, acquisitions or mergers, options to officers or directors or pursuant to the Company's $25 million equity line discussed below), at a lower price than the Conversion Price then in effect, the debenture and warrant owners are protected by way of a price reset mechanism so that they may convert their debentures and exercise their warrants at the lower price. A holder of a debenture may not engage in short sales of the Company's common stock.

                  Each Unit includes a warrant which entitles the holder to purchase shares at 115% of the closing bid price of the Company's common stock on date the Company receives the investors subscription funds. The Company has the right to redeem the warrants if the Company gives the holder 30 days prior written notice and the average bid price of the Company's stock for 22 consecutive trading days exceeds two times the Conversion Price.

                  The Company is required to use its reasonable best efforts to register resale within 90 days after the closing of the offering any shares which may be issued upon the conversion of the debentures, warrants or otherwise under this offering.

                  As compensation for its services under this best efforts agreement, the placement agent will receive a sales commission of 8% of the aggregate purchase price of all Units sold by the placement agent and in addition, will receive a fee for its administrative and due diligence services provided in connection with the offering equal to 3% of the purchase price paid for all the Units sold. Additionally, the placement agent will receive a warrant to purchase 15,000 shares of common stock for each Unit or pro rata portion thereof sold in the offering. In the event the placement agent sells 30 Units, the agent will receive a $3,000 per month consulting fee for financial services rendered to the Company. The Company will indemnify the placement agent against any liability incurred with regard to misrepresentations made by the Company in connection with the offering.

                  The offering will terminate on September 30, 1999 unless earlier terminated or extended to November, 1999 as may be agreed by placement agent and the Company. The Company has the right to suspend or terminate the offering to accommodate

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the filing of the equity line registration statement. If the Company terminates the agreement with the placement agent due to the placement agent's inability to complete the offering by September 30, 1999, the Company agrees not to solicit financing from any party introduced by the placement agent for a period of 3 years without the placement agent's consent.

                  The discount relative to the beneficial conversion feature of the debentures and warrants will be charged to interest expense in the Company's income statement as additional cost of the financing. This interest expense is deductible for income tax purposes.

                  The net proceeds received by the Company from this offering are expected to used primarily for financing the research and development of the medical e-commerce technology and business of CyberCare, if that transaction is approved by the Company's stockholders, or if not, other acquisitions of the Company and working capital.

                  Rule 4460(i)(1)(D) of the Nasdaq Stock Market, Inc. Nasdaq Marketplace Rules require certain companies whose securities are traded on the Nasdaq SmallCap Market (such as the Company) to obtain stockholder approval prior to issuing common stock (or securities convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance. The initial sales of the debentures and warrants do not require stockholder approval pursuant to Rule 4460(i)(1)(D) because upon conversion of the debentures and warrants such shares would not breach the Company's obligation under the rules or regulations of the Nasdaq Stock Market, being a maximum of 19.99% of the then currently issued and outstanding common stock. The Company, however, will seek Stockholder approval prior to the sale of such securities which, if converted, would exceed the 19.99% limitation.

                  Assuming approval by the Company's Stockholders, the ultimate number of shares of common stock into which the debentures and warrants are convertible is unknown at this time. However, based upon (i) a closing bid price of $1.375 per share (the closing price of the Company's common stock on July 16, 1999, (ii) a conversion on July 16, 1999, and (iii) assuming the conversion of all debentures and warrants (i.e. 50 Units) at the applicable Conversion Price, the Company would issue an additional 7,045,455 shares of common stock. Such 7,045,455 shares of common stock would represent approximately 22.7 % of the currently issued and outstanding common stock, or approximately 18.5% of the Company's issued and outstanding common stock, giving pro forma effect to such issuance. The amount of shares and percentage of common stock ultimately issuable upon conversion of all debentures and warrants may increase or decrease substantially.

                  In the event that this offering potentially results in the issuance of common stock in excess of the maximum number of shares the Company can issue without prior Stockholder approval, the offering will be terminated.

                  B. $25 MILLION EQUITY LINE. The Company has entered into a subscription agreement with Swartz Private Equity, LLC ("Swartz") for the purpose, at the Company's option, of selling common shares in the Company up to an aggregate amount of $25,000,000 over a three-year period. This equity line may be expanded up to $50,000,000 by subsequent agreement of the parties.

                  Pursuant to an effective registration statement, which the Company will file with the Commission with respect to this transaction, the Company will have the right to

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
sell common stock to Swartz at a price equal to the lesser of the lowest day trading price of the Company's common stock for the 10 days preceding the purchase date less $.10 or 91% of the low day trading price of the common stock of the Company for the six days immediately preceding the date of purchase. The Company has the right to establish a floor price under which it will not sell shares to Swartz, however, the floor price may not be greater than 85% of the closing bid price for the Company's common stock as of a specific date. Each transaction under this agreement may total up to $5,000,000 subject to certain volume limitations in the agreement and other limitations currently in effect by Nasdaq or any other exchange for which the Company shares may trade.

                  For each purchase of the Company's shares by Swartz, Swartz shall receive warrants equal to 10% of the number of shares purchased at an exercise price of 115% of the closing bid price of the Company's stock on that date. These warrants shall have piggyback registration rights and mutually agreed upon reset provisions.

                  As compensation for entering into this agreement with the Company, Swartz received warrants convertible into 425,000 shares of the Company's common stock with an exercise price equal to 115% of the average closing bid price on date prior to the execution of the preliminary agreement documents. The warrants have a five-year term, piggyback registration rights and mutually agreed upon reset provisions. In addition, Swartz may receive additional warrants in the event the Company issues additional shares in conjunction with certain acquisitions consummated on or after May 13, 1999.

                  If the Company conducts a reverse stock split during the first year of the agreement, then the warrants issued to Swartz in connection with entering into the agreement shall be protected. In the event a reverse stock split results in the number of common shares outstanding, of greater than 8,000,000 shares then the minimum amount of shares under the warrants issued to Swartz shall be 300,000. If the number of shares of common stock outstanding pursuant to reverse stock split is equal to or less than 8,000,000 shares then the minimum amount of shares under the warrants to Swartz will be 250,000. If a registration statement registering the shares sold in this offering has not been declared effective within six months of the original filing of the registration statement, then 40% of the warrants will be returned to the Company and the agreement with Swartz shall be cancelled.

                  The Company agrees to sell to Swartz at least $1,000,000 of its common stock during each six month period after the effective date of the registration statement or the Company will pay Swartz a fee equal to $100,000 less 10% of the actual dollar amount of the shares sold to Swartz during such period. This non-usage fee may be paid with registered common stock of the Company. The Company will be entitled to six periodic suspensions of this offering which do not aggregate more than nine months to effect a secondary underwriting. The non-usage fee shall not be due during these suspensions. The non-usage fee will be cancelled in the event the Company is acquired by a third party. The Company may cancel its agreement with Swartz at any time by paying a fee of $200,000 less 10% of the aggregate dollar amount of shares sold to Swartz under the agreement prior to the cancellation.

                  The net proceeds received by the Company from this offering are expected to used primarily for financing development of the Company's e-commerce business and for acquisitions and working capital.

                  Rule 4460(i)(1)(D) of the Nasdaq Stock Market, Inc. Nasdaq Marketplace Rules require certain companies whose securities are traded on the Nasdaq SmallCap Market (such as the Company) to obtain stockholder approval prior to issuing common stock (or securities convertible into common stock) in a transaction other than a public offering at a

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
price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance. The initial sales of the Company's common stock and warrants do not require Stockholder approval pursuant to Rule 4460(i)(1)(D) because the sale of such shares and the conversion of the warrants would not breach the Company's obligation under the rules or regulations of the Nasdaq Stock Market, being a maximum of 19.99% of the then currently issued and outstanding common stock. The Company will seek Stockholder approval prior to the sale of such securities which would exceed the 19.99% limitation.

                  If this offering potentially results in the issuance of common stock in excess of the maximum number of shares the Company can offer without prior Stockholder approval, the offering will be terminated.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

                  Inapplicable

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  Inapplicable

ITEM 8.           CHANGE IN FISCAL YEAR

                  Inapplicable

            EXHIBIT NO.

                  10.1  Swartz Investment Agreement
                  10.2  Registration Rights Agreement

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Medical Industries of America, Inc.


                                 By: /S/ PAUL C. PERSHES
                                 Paul C. Pershes, President & Director
                                 (Duly Authorized Director & Officer of the
                                 Registrant)


Dated:  July 21, 1999

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